Exhibit 3, Amended and Restated Articles of Incorporation of New England Community Bancorp, Inc.

         The Amended and Restated Articles of Incorporation of New England Community Bancorp, Inc. were file on June 26, 1998 as Exhibit 3.1 to NECB's Registration Statement on Form S-4 and are incorporated herein by reference.